As filed with the Securities and Exchange Commission on February 10, 2009
Registration No. 333-140794

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON
FORM S-1
TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DECORIZE, INC.
(Exact name of registration as specified in its charter)

Delaware	5020	43-1931810
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

1938 East Phelps
Springfield, Missouri 65802
(417) 879-3326
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen R. Crowder
President and Chief Executive Officer
Decorize, Inc.
1938 East Phelps
Springfield, Missouri 65802
(417) 879-3326
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Lance M. Hardenburg
Hallett & Perrin, P.C.
2001 Bryan Street, Suite 3900
Dallas, Texas 75201
(214) 953-0053

This post-effective amendment de-registers all shares of common stock registered hereunder and remaining unsold as of the date hereof.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑

DE-REGISTRATION OF SHARES

This post-effective amendment relates to our Registration Statement on Form SB-2 (Registration No. 333-140794) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on February 1, 2008.  The Registration Statement registered the offering of up to 14,376,382 shares of common stock of Decorize, Inc. (the “Registrant”), including 13,567,334 shares that are currently outstanding and 809,048 shares that are issuable to the selling stockholders upon exercise of outstanding warrants.

On February 10, 2009, the Registrant filed Form 15 to suspend its obligation to file periodic reports under the Securities Exchange Act of 1934, as amended.  After this filing, the Registrant will no longer meet the registrant requirements of this Form, so the Registrant has terminated the offering contemplated by the Registration Statement.  Accordingly, pursuant to an undertaking made in the Registration Statement, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister such number of shares of common stock originally registered by the Registration Statement as may remain unsold in accordance with the plan of distribution contained in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri on February 10, 2009.

DECORIZE, INC.

By:	/s/ Stephen R. Crowder
Stephen R. Crowder
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Stephen R. Crowder
Stephen R. Crowder	President, Chief Executive Officer and Director
Date: February 10, 2009	(principal executive officer)

/s/ Daniel F. Graham
Daniel F. Graham	Chief Financial Officer
Date: February 10, 2009	(principal financial officer and
principal accounting officer)

/s/ Richard B. Chalker
Richard B. Chalker	Director
Date: February 10, 2009

/s/ Steven W. Fox
Steven W. Fox	Director
Date: February 10, 2009

/s/ Caroline Hipple
Caroline Hipple	Director
Date: February 10, 2009

/s/ Ronald L. Jones
Ronald L. Jones	Director
Date: February 10, 2009